UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38163	35-2554312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

923 S. Bridgeway Pl. Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒

Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2018, PetIQ, Inc. (the “Company”), together with certain stockholders of the Company (collectively, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of an aggregate 5,750,000 shares of Class A common stock, par value $0.001 per share (the “Common Stock”), at a purchase price per share to the public of $39.00 (the “Offering Price”).

Pursuant to the terms and conditions of the Underwriting Agreement, 2,000,000 shares of Common Stock will be issued and sold by the Company (the “Primary Shares”) and 3,750,000 shares of Common Stock will be sold by the Selling Stockholders (the “Secondary Shares”), including 1,911,964 Class A Shares issuable upon exchange of membership units (the “LLC Interest”) of PetIQ Holdings, LLC (“HoldCo”) with an equal number of shares of the Company’s Class B common stock.

The net proceeds to the Company from the sale of the Primary Shares to be issued and sold by the Company, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $73.6 million. The Company intends to use the net proceeds from the offering to purchase 2,000,000 LLC Interests from HoldCo at a price per LLC Interest equal to the public offering price per share of the Common Stock, after deducting underwriting discounts and commissions. The Company intends to cause HoldCo to use the proceeds from the sale of the LLC Interests for working capital and other general corporate purposes. The Company will not receive any of the proceeds from the sale of Secondary Shares by the Selling Stockholders. The offering closed on October 1, 2018.

The Common Stock was offered and sold pursuant to a preliminary prospectus supplement, dated September 24, 2018, a final prospectus supplement, dated September 27, 2018, and a base prospectus, dated September 21, 2018, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-227186).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Winston & Strawn, LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 26, 2018, by and among PetIQ, Inc., certain stockholders party thereto, and Jefferies LLC, as representative of the several underwriters named in Schedule A thereto.

5.1	Opinion of Winston & Strawn, LLP regarding the legality of shares.

23.1	Consent of Winston & Strawn, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.

Dated: October 2, 2018	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer